As filed with the Securities and Exchange Commission on August 10, 2007
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

WESTERN ALLIANCE BANCORPORATION
(Exact name of registrant as specified in its charter)

Nevada	88-0365922
(State or other jurisdiction of	(I.R.S. Employer Identification Number)
incorporation or organization)
2700 West Sahara Avenue
Las Vegas, Nevada 89102
Telephone: (702) 248-4200
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Robert G. Sarver
President & Chief Executive Officer
Western Alliance Bancorporation
2700 West Sahara Avenue
Las Vegas, Nevada 89102
Telephone: (702) 248-4200
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
Stuart G. Stein, Esq.
Hogan & Hartson LLP
555 Thirteenth Street, N.W.
Washington, D.C. 20004
Telephone: (202) 637-8575
     Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Proposed
		maximum offering	Proposed
	Amount to be	price	maximum aggregate	Amount of
Title of each class of securities to be registered	Registered	per common share	offering price	registration fee (1)
Common Stock, par value $0.0001 per share	277,477	$24.83	$6,889,754	$212

(1)	Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(c) based on the average of the high and low reported sales prices on the New York Stock Exchange on August 6, 2007.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

     The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.
Subject To Completion, Dated August 10, 2007
PROSPECTUS
277,477 Shares
WESTERN ALLIANCE BANCORPORATION
Common Stock

     The selling stockholders named in this prospectus may offer and sell up to 277,477 shares of our common stock. We are registering the resale of the offered shares as required by the terms of our agreement with the selling stockholders. We issued these shares in connection with the acquisition of Shine Investment Advisory Services, Inc. The registration of the offered shares does not necessarily mean that any of the shares will be offered or sold by the selling stockholders. Although we will incur expenses of approximately $35,212 in connection with the registration of these shares, we will not receive any cash proceeds if they are sold. The selling stockholders, however, are responsible for their own brokerage commissions and similar expenses.
     Our common stock is listed on the New York Stock Exchange and trades on the exchange under the symbol “WAL.” On August 9, 2007, the last sale price of our common stock as reported on the New York Stock Exchange was $28.47 per share.
     Our principal executive offices are located at 2700 West Sahara Avenue, Las Vegas, Nevada 89102, and our telephone number at that address is (702) 248-4200.

     Investing in our common stock involves risks. See “Risk Factors” beginning on page 5 of this prospectus and the risk factors that are incorporated by reference in this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2006, for information that you should consider before purchasing the securities offered by this prospectus.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     You should rely only on the information contained or incorporated by reference in this prospectus or any supplement. Neither we nor the selling stockholders have authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of such documents. The selling stockholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

The date of this prospectus is _______, 2007.

ABOUT THIS PROSPECTUS
     We have filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-3, of which this prospectus is a part, under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the offered shares. This prospectus does not contain all of the information set forth in the registration statement, portions of which we have omitted as permitted by the rules and regulations of the SEC. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or document filed as an exhibit to the registration statement for a complete description.
WHERE YOU CAN FIND MORE INFORMATION
     Western Alliance Bancorporation (“Western Alliance”) is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at the Public Reference Room of the SEC at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, we file many of our documents electronically with the SEC, and you may access those documents over the Internet. The SEC maintains a “web site” that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The address of the SEC’s web site is “http://www.sec.gov.”
Our common stock is quoted on the New York Stock Exchange under the symbol “WAL.”
     The SEC allows us to “incorporate by reference” the information we file with them in this prospectus. This helps us disclose certain information to you by referring you to the documents we file. The information we incorporate by reference is an important part of this prospectus. We incorporate by reference each of the documents listed below.
(a)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed with the SEC on March 1, 2007.

(b)	Our Quarterly Report on Form 10-Q for the quarters ending March 31, 2007 and June 30, 2007, filed with the SEC on May 10, 2007 and August 9, 2007, respectively.

(c)	Our Current Reports on Form 8-K filed with the SEC on April 2, 2007, April 23, 2007 and July 18, 2007.

(d)	The description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on June 27, 2005, including any amendment or report filed for the purpose of updating such description.
     In addition, all documents and reports filed by Western Alliance subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

     You may obtain copies of these documents, other than exhibits, free of charge by contacting Dale Gibbons, Executive Vice President and Chief Financial Officer, at our principal office, which is located at 2700 West Sahara Avenue, Las Vegas, Nevada 89102, or by telephone at (702) 248-4200.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
     This prospectus and the information incorporated by reference in it, as well as any prospectus supplement that accompanies it, include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. We intend our forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in these sections. All statements regarding our expected financial position and operating results, our business strategy, forecasted demographic and economic trends relating to our industry and similar matters are forward-looking statements. These statements can sometimes be identified by our use of forward-looking words such as “may,” “will,” “should,” “could,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimate,” “potential” or “continue,” or the negative of these terms or other comparable terminology. We cannot promise you that our expectations in such forward-looking statements will turn out to be correct. Our actual results may differ materially from those projected in these statements because of various factors, including those discussed in this prospectus under the caption “Risk Factors” and those discussed in our Securities and Exchange Commission reports on Forms 10—K, 10-Q and 8-K, which are incorporated by reference in this prospectus.

SUMMARY
The Company
Western Alliance Bancorporation
We are a bank holding company headquartered in Las Vegas, Nevada. We provide a full range of banking and related services to locally owned businesses, professional firms, real estate developers and investors, local non-profit organizations, high net worth individuals and other consumers through our subsidiary banks and financial services companies located in Nevada, Arizona and California. We focus our lending activities primarily on commercial loans, which comprise a significant portion of our total loan portfolio. In addition to traditional lending and deposit gathering capabilities, we also offer a broad array of financial products and services aimed at satisfying the needs of small to mid-sized businesses and their proprietors, including cash management, trust administration and estate planning, custody and investments and equipment leasing.
The Offering

Common Stock Offered by Selling Stockholders	277,477 shares

Use of Proceeds	Western Alliance Bancorporation will not receive any of the proceeds from the sale of shares offered hereby. See “Use of Proceeds.”

New York Stock Exchange Symbol	WAL
RISK FACTORS
     Before purchasing the shares offered by this prospectus you should carefully consider the risk factors relating to Western Alliance Bancorporation incorporated by reference in this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2006, as well as the risks, uncertainties and additional information set forth in our Securities and Exchange Commission reports on Forms 10-K, 10-Q and 8-K and in the other documents incorporated by reference in this prospectus. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information.” Additional risks not presently known or that are currently deemed immaterial could also materially and adversely affect our financial condition, results of operations, business and prospects. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described in the documents incorporated herein by reference.
USE OF PROCEEDS
     Western Alliance will not receive any of the proceeds from the sales of shares by the selling stockholders. Most of the costs and expenses incurred in connection with the registration under the Securities Act of the offered shares will be paid by Western Alliance. The selling stockholders will pay any brokerage fees and commissions, fees and disbursements of legal counsel for the selling stockholders, and share transfer and other taxes attributable to the sale of the offered shares.

SELLING STOCKHOLDERS
     A total of 277,477 shares of common stock may be sold pursuant to this prospectus. The shares of common stock offered by the prospectus were issued by us to certain persons in connection with the acquisition of Shine Investment Advisory Services, Inc. (“Shine”) in a private placement transaction.
     Since the selling stockholders may sell all, some or none of their shares received, Western Alliance cannot estimate the number of shares that will be sold by the selling stockholders or that will be owned by the selling stockholders upon completion of the offering.
     The table below sets forth information regarding the beneficial ownership of common stock by each selling stockholder. The offered shares represent less than 1.0% of Western Alliance’s common shares outstanding as of June 30, 2007.

	Number of Shares	Number of Shares
Name of Selling Stockholder	Beneficially Owned	Offered
Sandra Eve	5,550	5,550
Judith A. Shine	258,053	258,053
Janet H. White	13,874	13,874
PLAN OF DISTRIBUTION
     The selling stockholders may from time to time, in one or more transactions, sell all or a portion of the offered shares on the New York Stock Exchange or any other national securities exchange or quotation service on which the offered shares are listed or quoted at the time of sale, in the over-the-counter market, in negotiated transactions, in underwritten transactions or otherwise, at prices then prevailing or related to the then current market price or negotiated prices. The offering price of the offered shares from time to time will be determined by the selling stockholders and, at the time of determination, may be higher or lower than the market price of the common stock as quoted on the New York Stock Exchange. In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from a selling stockholder or from purchasers of offered shares for whom they act as agents. Underwriters may sell offered shares to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they act as agents. Under agreements that may be entered into by Western Alliance, underwriters, dealers and agents who participate in the distribution of offered shares may be entitled to indemnification by Western Alliance against liabilities under the Securities Act or otherwise, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make. The offered shares may be sold directly or through broker-dealers acting as principals or agents, or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. Broker-dealers acting as principals or agents may receive compensation in the form of discounts, concessions or commissions from a selling stockholder or from purchasers of offered shares for whom they act as agents. The methods by which the offered shares may be sold include:
•	a cross or block trade in which the broker-dealer so engaged will attempt to sell the offered shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its accounts pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	an exchange distribution in accordance with the rules of the NASD;

•	short sales or borrowing, returns and reborrowings of the shares pursuant to stock loan agreements to settle short sales;

•	privately-negotiated transactions; and

•	underwritten transactions.
     The selling stockholders and any underwriters, dealers or agents participating in a distribution of the offered shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the offered shares by the selling stockholders and commissions received by such broker-dealers may be deemed to be underwriting commissions under the Securities Act.
     When the selling stockholder elects to make a particular offer of shares, a prospectus supplement, if required, will be distributed which will identify any underwriters, dealers or agents and any discounts, commissions and other terms constituting compensation from the selling stockholder and any other required information.
     To comply with any applicable state securities laws, the offered shares may be sold only through registered or licensed brokers or dealers. In addition, in some states, the offered shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from registration or qualification is available and satisfied.
     Western Alliance has agreed to pay all costs and expenses incurred in connection with the registration under the Securities Act of the offered shares, including:
•	all registration and filing fees,

•	printing expenses, and

•	fees and disbursements of counsel and accountants for Western Alliance.
     The selling stockholders will pay any brokerage fees and commissions, fees and disbursements of legal counsel for the selling stockholders and stock transfer and other taxes attributable to the sale of the offered shares. Western Alliance has also agreed to indemnify each of the selling stockholders against losses, claims, damages, liabilities and expenses arising under the securities laws in connection with this offering. The selling stockholders have agreed to indemnify Western Alliance, its officers and each person who controls, within the meaning of the Securities Act, Western Alliance, against any losses, claims, damages, liabilities and expenses arising under the securities laws in connection with this offering with respect to written information furnished to Western Alliance by the selling stockholder.
LEGAL MATTERS
     Randall S. Theisen, Esq., an attorney on Western Alliance’s legal staff, has passed upon the validity of the common stock offered pursuant to this prospectus. Mr. Theisen is Senior Vice President and General Counsel of Western Alliance and owns shares and holds options to purchase shares of Western Alliance common stock.
EXPERTS
     The consolidated financial statements of Western Alliance appearing in the Western Alliance Annual Report on Form 10-K for the year ended December 31, 2006, have been audited by McGladrey & Pullen, LLP, independent registered public accountants, as set forth in their report included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
     The following table sets forth the various expenses in connection with the registration of the common stock offered hereby. Western Alliance Bancorporation will bear all of these expenses, including those of the selling stockholders (other than any underwriting discounts or commissions or any agent commissions). All amounts are estimated except for the Securities and Exchange Commission registration fee:

Item	Amount
SEC registration fee	$212
Legal fees and expenses	15,000
Accounting fees and expenses	10,000
Printing fees	10,000
Miscellaneous	0

Total	$35,212

Item 15. Indemnification of Directors and Officers
     Article V of Western Alliance’s amended and restated articles of incorporation provides that, to the fullest extent permitted by applicable law as then in effect, no director or officer shall be personally liable to the company or any stockholder for damages for breach of fiduciary duty as a director or officer, except for (i) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law or (ii) the payment of dividends in violation of Nevada Revised Statues § 78.300.
     Article IV of Western Alliance’s amended and restated bylaws provides for indemnification of its directors, officers, employees and other agents and advancement of expenses. As permitted by the Nevada Revised Statues, Western Alliance’s bylaws provide that the company will indemnify a director or officer if the individual acted in good faith in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Nevada Revised Statues do not permit indemnification as to any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction to be liable to the corporation, or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought determines upon application that in view of all of the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. In addition, Western Alliance’s bylaws provide that indemnification shall not be made to or on behalf of any director or officer if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and were material to the cause of action.
     Western Alliance has entered into indemnification agreements with certain of its directors and executive officers in addition to indemnification provided for in its bylaws. Western Alliance maintains, on behalf of its directors and officers, insurance protection against certain liabilities arising out of the discharge of their duties, as well as insurance covering Western Alliance for indemnification payments made to its directors and officers for certain liabilities. The premiums for such insurance are paid by Western Alliance.
Item 16. Exhibits
     The following Exhibits are filed herewith or incorporated herein by reference:

3.1	Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to Amendment No. 1 to Western Alliance’s Registration Statement on Form S-1 filed with the SEC on June 7, 2005).

3.2	Amended and Restated By-Laws (incorporated by reference to Exhibit 5.2 to Western Alliance’s Form 8-K filed with the SEC on April 23, 2007).

4.1	Form of common stock certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 3 to Western Alliance’s Registration Statement on Form S-1 filed with the SEC on June 27, 2005).

5	Opinion of Randall S. Theisen, Esq. regarding the legality of the common stock registered hereby.

23.1	Consent of Randall S. Theisen, Esq. (included in Exhibit 5).

23.2	Consent of McGladrey & Pullen, LLP, independent registered public accountants.

24.1	Power of Attorney (included in the signature page to this Registration Statement).
Item 17. Undertakings
     (a) The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the ‘‘Calculation of Registration Fee’’ table in the effective registration statement;
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement.
                     Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
     (i) If the registrant is relying on Rule 430B:
     (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415 (a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
     The undersigned registrant hereby further undertakes:
     (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registrant statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
     (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     (b) The undersigned registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on this 10th day of August, 2007.

WESTERN ALLIANCE BANCORPORATION
By:	/s/ Robert G. Sarver
Robert G. Sarver
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY
     Each person whose signature appears below constitutes and appoints Robert Sarver and Dale Gibbons his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act) to the Registration Statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed as of August 10, 2007 by the following persons in the capacities indicated.

Signature	Title
/s/ Robert G. Sarver Robert G. Sarver	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)

/s/ Dale Gibbons Dale Gibbons	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Terry Shirey Terry A. Shirey	Senior Vice President and Controller (Principal Accounting Officer)

Paul Baker	Director

/s/ Bruce Beach Bruce Beach	Director

Signature	Title
/s/ William S. Boyd William S. Boyd	Director

/s/ Steven J. Hilton Steven J. Hilton	Director

/s/ Marianne Boyd Johnson Marianne Boyd Johnson	Director

/s/ Cary Mack Cary Mack	Director

George J. Maloof, Jr.	Director

Arthur Marshall	Director

/s/ Todd Marshall Todd Marshall	Director

/s/ M. Nafees Nagy, M.D. M. Nafees Nagy, M.D.	Director

/s/ James E. Nave, D.V.M. James E. Nave, D.V.M.	Director

/s/ John P. Sande III John P. Sande III	Director

/s/ Donald Snyder Donald Snyder	Director

Signature	Title
Larry L. Woodrum	Director

INDEX TO EXHIBITS

3.1	Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to Amendment No. 1 to Western Alliance’s Registration Statement on Form S-1 filed with the SEC on June 7, 2005).

3.2	Amended and Restated By-Laws (incorporated by reference to Exhibit 5.2 to Western Alliance’s Form 8-K filed with the SEC on April 23, 2007).

4.1	Form of common stock certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 3 to Western Alliance’s Registration Statement on Form S-1 filed with the SEC on June 27, 2005).

5	Opinion of Randall S. Theisen, Esq. regarding the legality of the common stock registered hereby.

23.1	Consent of Randall S. Theisen, Esq. (included in Exhibit 5).

23.2	Consent of McGladrey & Pullen, LLP, independent registered public accountants.

24.1	Power of Attorney (included in the signature page to this Registration Statement).